EXHIBIT 99.1

CONTACT:	FD
Leigh Parrish, Caren Villarreal
212-850-5651; 212-850-5633

dELiA*s, INC. ANNOUNCES MANAGEMENT CHANGE

New York, NY – January 23, 2009 – dELiA*s, Inc. (NASDAQ: DLIA), a direct marketing and retail company comprised of two lifestyle brands primarily targeting girls and young women between the ages of 12 and 19 today announced that Stephen A. Feldman, Chief Financial Officer and Treasurer, has resigned from the Company to pursue other interests, effective as of January 30, 2009. David J. Dick, presently the Company’s Vice President, Controller and Chief Accounting Officer, has been named Chief Financial Officer and Treasurer effective February 2, 2009. The Company is not planning to replace the position of Controller.

“I want to thank Steve for his contributions to the Company and his assistance in this transition,” said Robert E. Bernard, Chief Executive Officer. “His participation on our management team has helped strengthen the Company’s financial position. I have personally enjoyed working with Steve, and we wish him well in his future endeavors.”

“I appreciate the opportunity to have been part of the executive team at dELiA*s”, commented Mr. Feldman. “I believe we have now strengthened the Company’s balance sheet and positioned the Company onto a sustainable strategic path.”

Mr. Bernard added, “We are very pleased to appoint David Dick to the position of Chief Financial Officer. David has performed at a high level during his time at dELiA*s, and we believe he is exceptionally qualified for this new role. David is an important member of our executive management team and we are fortunate to be able to promote such a strong financial executive from within the Company. Overall, we have a deep and experienced management team that remains focused on supporting and growing the business.”

Mr. Dick, 42, has served as Vice President, Controller and Chief Accounting Officer since April 2008. Mr. Dick served as Chief Financial Officer of Charlie Brown’s Acquisition Corp., a multi-concept casual dining restaurant operator, from 2006 to 2007, and from 1993 to 2006, he worked for Linens ’n Things, Inc., a specialty retailer of home furnishings, where he held a number of positions including Vice President, Controller and Treasurer. From 1987 to 1992, Mr. Dick worked for Ernst & Young LLP. He is a certified public accountant.

About dELiA*s, Inc.

dELiA*s, Inc. is a direct marketing and retail company comprised of two lifestyle brands primarily targeting girls and young women between the ages of 12 and 19. Its brands – dELiA*s and Alloy – generate revenue by selling apparel, accessories, footwear and room furnishings to teenage consumers through direct mail catalogs, websites, and for dELiA*s, mall-based specialty retail stores.

Forward-Looking Statements

This announcement may contain forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding our expectations and beliefs regarding our future results or performance. Because these statements apply to future events, they are subject to risks and uncertainties. When used in this announcement, the words “anticipate”, “believe”, “estimate”, “expect”, “expectation”, “should”, “would”, “project”, “plan”, “predict”, and “intend”, and similar expressions are intended to identify such forward-looking statements. Our actual results could differ materially from those projected in the forward-looking statements. Additionally, you should not consider past results to be an indication of our future performance. For a discussion of risk factors that may affect our results, see the “Risk Factors That May Affect Future Results” section of our filings with the Securities and Exchange Commission, including our annual report on Form 10-K and quarterly reports on Form 10-Q. We do not intend to update any of the forward-looking statements after the date of this announcement to conform these statements to actual results, to changes in management’s expectations or otherwise, except as may be required by law.